Exhibit 99.1

SONICWALL REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS AND RESTATES FISCAL YEAR 2004 RESULTS

Company grows earnings sequentially and over the year-ago quarter; restates Fiscal Year 2004, resulting in higher earnings and lower costs and expenses

Sunnyvale, Calif. — May 16, 2005 — SonicWALL, Inc. (Nasdaq: SNWL) today reported revenue of $31.8 million and pro forma earnings of $0.05 per diluted share for the first quarter ended March 31, 2005. The Company also restated quarterly and fiscal year results for 2004 due to the over-accrual of amounts to be paid under both the Company’s sales commission and employee bonus program, resulting in reductions in cost of revenue and operating expenses of approximately $1.1 million.

First Quarter 2005 Results
The Company reported revenue of $31.8 million for the first quarter of 2005 compared to revenue of $31.8 million for the first quarter of 2004 and revenue of $32.0 million for the fourth quarter of 2004.

Net earnings for the first quarter of 2005 calculated in accordance with U.S. generally accepted accounting principles (GAAP) were $1.7 million, or $0.02 per diluted share, compared to the GAAP net loss of $349,000, or $0.00 per share, for the first quarter of 2004 and compared to GAAP net earnings of $1.5 million, or $0.02 per diluted share, for the fourth quarter of 2004. GAAP net earnings for the first quarter of 2005 include $1.1 million of amortization of purchased technology in cost of goods sold, $703,000 of amortization of intangible assets in operating expenses, and $75,000 of stock-based compensation contra expense. GAAP net loss for the first quarter of 2004 includes $1.1 million of amortization of purchased technology in cost of goods sold, $812,000 of amortization of intangible assets in operating expenses, $13,000 in restructuring charges, and $147,000 of stock-based compensation expense. GAAP net earnings for the fourth quarter of 2004 include $1.1 million of amortization of purchased technology in cost of goods sold, $704,000 of amortization of intangible assets in operating expenses, $156,000 in restructuring contra expense, and $30,000 of stock-based compensation contra expense.

Pro forma (non-GAAP) net earnings for the first quarter of 2005 were $3.4 million, or $0.05 per diluted share, compared to pro forma net earnings for the first quarter of 2004 of $1.8 million, or $0.02 per diluted share. Pro forma net earnings for the fourth quarter of 2004 were $3.1 million, or $0.04 per diluted share. Pro forma net earnings and losses exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.

“We are pleased to follow the traditionally strong fourth quarter of the year with continued strength in the first quarter of 2005,” said Matthew Medeiros, president and chief executive officer at SonicWALL. “These results demonstrate our close alignment with the changing dynamics of the industry. We have experienced continued growth in our subscription revenue as our customers increasingly recognize the need for dynamic threat protection, and we have provided new business opportunities to help our channel partners succeed.

“The momentum in our license and services business, coupled with healthy sales of high-margin products, increased pro forma gross margin for the first quarter of 2005 to 74% from 71% in the previous quarter,” Medeiros added. “This higher gross margin and lower operating expenses resulted in higher earnings per share than we previously forecasted.”

Guidance for Q2 2005
For the second quarter of 2005, SonicWALL expects revenue to be in the range of $33 million to $34.5 million. The Company expects diluted earnings per share to be in the range of $0.02 to $0.04 on a pro forma (non-GAAP) basis. On a GAAP basis, inclusive of a total of approximately $1.8 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects earnings per share to be in the range of $0.00 to $0.02. This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call
A conference call to discuss first quarter 2005 results will take place today 1:30 p.m. PDT (4:30 p.m. EDT). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 3 p.m. PDT (6 p.m. EDT) today at the Company’s website or by telephone through May 23, 2005 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The conference call ID number is 6123562.

Restatement of Fiscal Year 2004 Results
The Company today also filed its restated consolidated financial statements for the year ended December 31, 2004 and for each of the interim periods therein to correct amounts recorded under both the Company’s 2004 sales commission and 2004 employee bonus programs. The correction has resulted in a reduction in the cost of revenue and operating expenses of approximately $1.1 million. The provision for income taxes was also adjusted for the impact of the reduction in cost of revenue and operating expenses.

The consolidated statement of cash flows for the year ended December 31, 2004 was also restated to reflect the effects of the adjustments on the components of cash flow from operating activities. There was no change to net cash flow from operating, investing or financing activities.

The restatements of the consolidated financial statements have been filed with the Securities and Exchange Commission on Forms 10-Q/A and 10-K/A.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding our ability to continue to grow subscription services revenue, the implementation of new business opportunities designed to help our channel partners succeed, the market need for dynamic threat protection and our expected revenue for the second quarter of 2005 and the GAAP and non-GAAP earnings per share for the second quarter of 2005. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K/A for the year ended December 31, 2004. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL, Inc.
SonicWALL, Inc. is a leading provider of integrated network security, mobility, and productivity solutions for the SMB, enterprise, e-commerce, education, healthcare, retail/point-of-sale, and government markets. Core technologies include firewall, VPN, wireless, gateway anti-virus/anti-spyware/intrusion detection and prevention, SSL, desktop anti-virus, and content filtering, along with award-winning security management solutions. Together, these products and technologies provide the most comprehensive distributed enforcement architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/. NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For additional information, contact:

Denise Franklin
SonicWALL, Inc. Investor Relations
+ 1 (408) 752-7907
dfranklin@sonicwall.com

Mary McEvoy
SonicWALL, Inc. Media Relations
+1 (408) 962-7110
mmcevoy@sonicwall.com

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2005	2004
		As restated
Revenue:
Product	$18,197	$22,718
License and Service	13,608	9,117

Total Revenue	31,805	31,835
Cost of Revenue:
Product	6,447	8,139
License and Service	1,978	1,515
Amortization of Purchased Technology	1,136	1,136

Total Cost of Revenue	9,561	10,790

Gross Margin	22,244	21,045

Operating Expenses:
Research and Development	5,456	5,980
Sales and Marketing	12,171	11,402
General and Administrative	3,550	3,790
Amortization of Purchased Intangibles	703	812
Restructuring Charges	—	13
Stock-Based Compensation	(75)	147

Total Operating Expenses	21,805	22,144

Income (loss) from Operations	439	(1,099)
Other Income, net	1,356	835

Income (loss) before Taxes	1,795	(264)
Provision for Income Taxes	(121)	(85)

Net Income (loss)	$1,674	$(349)
Net Income (loss) Per Share:
Basic	$0.03	$(0.00)
Diluted	$0.02	$(0.00)
Shares Used in Per Share Calculations:
Basic	65,713	70,051
Diluted	67,998	70,051

SonicWALL, Inc.
PRO FORMA (Non-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Technology,
Amortization of Purchased Intangibles,
Restructuring Charges and Stock-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2005	2004
		As restated
Revenue:
Product	$18,197	$22,718
License and Service	13,608	9,117

Total Revenue	31,805	31,835
Cost of Revenue:
Product	6,447	8,139
License and Service	1,978	1,515

Total Cost of Revenue	8,425	9,654

Gross Margin	23,380	22,181

Operating Expenses:
Research and Development	5,456	5,980
Sales and Marketing	12,171	11,402
General and Administrative	3,550	3,790

Total Operating Expenses	21,177	21,172

Pro Forma Income from Operations	2,203	1,009
Other Income, net	1,356	835

Pro Forma Income before Taxes	3,559	1,844
Provision for Income Taxes	(121)	(85)

Pro Forma Net Income	$3,438	$1,759
Pro Forma Net Income Per Share:
Basic	$0.05	$0.03
Diluted	$0.05	$0.02
Shares Used in Per Share Calculations:
Basic	65,713	70,051
Diluted	67,998	75,102
Reconciliation of the above pro forma amounts to GAAP net income (loss):
Pro forma Net Income	$3,438	$1,759

Amortization of Purchased Technology	1,136	1,136
Amortization of Purchased Intangibles	703	812
Restructuring Charges	—	13
Stock-Based Compensation	(75)	147

Net effect of Pro Forma Adjustments	1,764	2,108

Net Income (loss)	$1,674	$(349)

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2005	2004
	(Unaudited)	As restated
ASSETS
Current Assets:
Cash and cash equivalents	$30,876	$23,446
Short term investments	190,770	229,226
Accounts receivable, net	19,011	14,204
Inventories	2,504	2,191
Prepaid expenses and other	3,712	2,069

Total Current Assets	246,873	271,136
Property and equipment, net	2,890	3,395
Goodwill	97,953	97,953
Purchased intangibles, net	11,827	13,667
Other assets	594	694

	$360,137	$386,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,499	$5,737
Accrued compensation and related benefits	6,470	7,342
Other accrued liabilities	3,971	5,117
Income taxes payable	525	500
Deferred revenue	32,453	30,173

Total Current Liabilities	49,918	48,869
Shareholders’ Equity	310,219	337,976

	$360,137	$386,845

SONICWALL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
		As restated
Net cash provided by (used in) operating activities	$(1,416)	$1,424

Cash flows from investing activities:
Purchase of property and equipment	(177)	(640)
Maturity and sale of short-term investments, net	37,746	28,861

Net cash provided by investing activities	37,569	28,221

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	1,205	10,718
Repurchase of common stock	(29,928)	—

Net cash provided by (used in) financing activities	(28,723)	10,718

Net increase in cash and cash equivalents	7,430	40,363
Cash and cash equivalents at beginning of period	23,446	30,467

Cash and cash equivalents at end of period	$30,876	$70,830